Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC ENTERTAINMENT HOLDINGS, INC. SUBSIDIARY ODEON FINCO PLC

ANNOUNCES CLOSING OF $425 MILLION TERM LOAN

LEAWOOD, KANSAS – April 17, 2026: Odeon Finco PLC (“Odeon”), a wholly-owned subsidiary of Odeon Cinemas Group Limited (“OCGL”) and AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC”), announced today that it has entered into a Credit Agreement with Deutsche Bank AG New York Branch and borrowed $425.0 million of new first lien 10.50% term loan due 2031 (the “Odeon Term Loan”).

The proceeds from the Odeon Term Loan were used to fund the previously announced full redemption of Odeon’s outstanding 12.750% Senior Secured Notes due 2027 (the “Odeon Notes”) and to pay related fees, costs, premiums, and expenses.

Commenting on the closing of the Odeon Term Loan, AMC Chairman and CEO, Adam Aron said, “With this transaction, AMC has once again taken decisive action to strengthen our financial position by extending our debt maturities by four full years, while simultaneously reducing our annual cash interest expense. I would like to thank all of our lenders who continue their staunch support of AMC, and in this case particularly the professional team at Deutsche Bank who were central to the refinancing of our Odeon debt. This transaction is yet another meaningful, tangible step that enhances our liquidity, improves our flexibility, and better positions AMC for the future.”

Aron concluded, “In addition to the actions we have taken, and will continue to take, to strengthen AMC's balance sheet, we note with optimism that calendar year 2026 began with the highest Q1 box office since the pandemic closed theatres back in 2020. We fervently believe that AMC is increasingly well-positioned to capitalize on the robust box office growth that we anticipate will materialize during the remainder of 2026 and beyond.”

The collateral and guarantors of the Odeon Term Loan are substantially the same as those of the Odeon Notes. AMC has not pledged any of its assets to secure the Odeon Term Loan or the related guarantees, and AMC’s guaranty does not benefit from any security interest over the collateral or any other asset.

In connection with the redemption of the Odeon Notes, the Odeon Notes will be delisted from the Official List of The International Stock Exchange.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 850 theatres and 9,600 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, website, and mobile apps; offering premium large format experiences and playing a wide variety of content, including the latest Hollywood releases and independent programming. For more information, visit www.amctheatres.com.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “indicates,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements the Company makes regarding impacts of the industry box office in North America and European industry attendance, the Company’s expected revenue, net loss, capital expenditures, diluted loss per share, Adjusted EBITDA and estimated cash and cash equivalents, the potential for sustained growth, the Company’s cash generation potential, the potential for further debt equitization, the ability to achieve the Company’s AMC Go Plan, the Company’s financial runway and the continued box office recovery as well as the future box office outlook, including with respect to the full year 2026. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to: the sufficiency of AMC’s existing cash and cash equivalents and available borrowing capacity; AMC’s ability to obtain additional liquidity, which if not realized or insufficient to generate the material amounts of additional liquidity that will be required unless it is able to achieve more normalized levels of operating revenues, likely would result with AMC seeking an in-court or out-of-court restructuring of its liabilities; the effectiveness of the refinancing transactions completed in the third quarter of 2025 and the ability to further equitize existing debt; increased use of alternative film delivery methods or other forms of entertainment; the continued recovery of the North American and international box office; AMC’s significant indebtedness, including its ability to meet its covenants and limitations on AMC's ability to take advantage of certain business opportunities imposed by such covenants; shrinking exclusive theatrical release windows; the seasonality of AMC’s revenue and working capital; intense competition in the geographic areas in which AMC operates; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; motion picture production, promotion, marketing, and performance including labor stoppages affecting the production, supply and release schedule of theatrical motion picture content and choice of distributors to release fewer feature-length films as a result of the additional financial burden imposed by tariffs; the use of artificial intelligence (“AI”) technology in the filmmaking process and audience acceptance of movies made utilizing AI technology; general and international economic, political, regulatory and other risks, including but not limited to rising interest rates; AMC’s lack of control over distributors of films; limitations on the availability of capital, including on the authorized number of AMC common stock; dilution of voting power caused by recent sales of AMC common stock and through the issuance of AMC common stock underlying Muvico’s exchangeable notes and the issuance of preferred stock; AMC’s ability to achieve expected synergies, benefits and performance from its strategic initiatives; AMC’s ability to refinance its indebtedness on favorable terms; AMC’s ability to optimize its theatre circuit; AMC’s ability to recognize interest deduction carryforwards, net operating loss carryforwards, and other tax attributes to reduce future tax liability; supply chain disruptions, labor shortages, increased cost and inflation; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, the Company cautions you against relying on forward-looking statements, which speak only as of the date they are made.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” and elsewhere in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as our other filings with the SEC, copies of which may be obtained by visiting our Investor Relations website at investor.amctheatres.com or the SEC’s website at www.sec.gov.

AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

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